Exhibit 99.1

          Concord Reports Fourth Quarter Financial Results;
 Company Enjoys Successful Quarter While Broadening Product Portfolio

    MARLBORO, Mass.--(BUSINESS WIRE)--Feb. 1, 2005--Concord Communications, Inc. (NASDAQ: CCRD), a global provider of Business Service Management (BSM) software solutions, today announced its financial results for the fourth quarter ended December 31, 2004. Revenue was $28.7 million, up from $26.9 million in the third quarter of 2004, and up from $27.8 million in the fourth quarter of 2003. Pro forma earnings per share were $0.07, compared to pro forma earnings per share of $0.02 in the prior quarter and pro forma earnings per share of $0.11 in the fourth quarter of 2003. GAAP loss per share was $0.03, compared to GAAP earnings per share of $0.01 in the prior quarter and GAAP diluted earnings per share of $0.27 in the fourth quarter of 2003. (See the table below for reconciliation between GAAP and pro forma earnings per share).
    "The past several weeks has been an exciting time in our history," stated Jack Blaeser, President and CEO of Concord Communications. "Our two strategic acquisitions - one closed, one pending - are decisive moves toward executing our corporate growth strategy. While we worked toward these important deals, we also continued to demonstrate our ability to drive organic growth by delivering both a solid quarter and an important new product release - eHealth(R) Suite 5.7. In addition, I am pleased by the speed with which our new Executive Vice President of Worldwide Field Operations, Ted Williams, has assumed leadership of our sales and service organizations."

    Fourth Quarter Results

    Acquisitions - Closed and Pending - to Expand Product Offering

    -- Aprisma Management Technologies - Concord's vision of managing IT services end-to-end, including networks, systems, and applications will be broadened with the addition of SPECTRUM's functionality. Post acquisition, Concord's capabilities will include patented event correlation, root cause analysis, technology relationship mapping, topology discovery and display, and service modeling.

    -- Vitel Software - With the acquisition of Vitel Software, Concord becomes the only software company to proactively manage the performance of voice networks that are based on next-generation voice over IP, legacy TDM technology, or both.

    Number of Large eHealth(R) Suite Deals Increases, Revenue Grows

    -- The number of eHealth(R) Suite deals over $100,000 increased to 46, from 40 in the previous quarter.

    -- The average deal size for new eHealth(R) Suite customer accounts was $124,000. New customers include Walgreens, the largest drugstore chain in the U.S.; Meritz Securities, a securities trading firm based in Korea, and COPEL, a Brazilian utility company.

    -- In addition, in Q4 total revenue grew 7%, while license revenue grew 14% sequentially from Q3.

    Continued Execution in Target Market Segments

    -- BSM - Concord's Business Service Console continued to drive customer interest, including organizations such as Northwestern Medical Faculty Foundation in Chicago, CheckFree Corporation in Georgia, Bayer Business Services in Germany, and SPT, a service provider in Australia.

    -- Voice - Vitel attracted new business for its voice network performance management solution from organizations like the City of Toronto and saw existing customers, like Glaxo Smith Kline, purchase more modules to expand management of its hybrid voice network and voice mail system.

    -- Mobile Wireless - Concord continued to see customer traction from major mobile wireless carriers such as Verizon Wireless and Alltel.

    Market Segments

    -- Telco infrastructure customers, like Verizon Wireless and Alltel, accounted for 33% of revenue.

    -- Managed service provider customers, such as GCI, accounted for 27% of revenue.

    -- Enterprise customers, such as Government of British Columbia and Sutter Health, accounted for 40% of revenue.

    -- International customers, such as Cegetel in France, Telstra in Australia, and Fidelity in the UK, accounted for 33% of revenue.

    Balance Sheet and Other Income

    -- Total cash, composed of cash, cash equivalents and marketable securities, was $159.5 million at year-end.

    --  Deferred revenue was $27.2 million.

    --  DSO was 76 days.

    Future Expectations

    First quarter 2005 revenue, including revenue generated during the stub period from our anticipated acquisition of Aprisma, is expected to be between $31 million and $33 million. GAAP loss per share is expected to be between $0.10 and $0.15 and pro forma EPS is expected to be approximately breakeven. A reconciliation of GAAP and pro forma guidance is provided in the table below.

    Conference Call

    Concord will hold a conference call today, February 1, 2005, to discuss results, product direction and future expectations at 8:30 a.m. ET. The number for the call is 877-780-2271 (domestic) and 973-582-2757 (international). The call will be available for approximately two weeks. The number for the replay is 877-519-4471 (domestic) and 973-341-3080 (international). The access code is 5610646. The information in this press release, call replay, and reconciliation of non-GAAP financials is posted at www.concord.com.

    About Concord Communications

    Concord Communications, Inc. (NASDAQ: CCRD) provides an integrated solution that enables companies to map their IT services to business needs, measure their actual end-user experience, and manage their applications, systems, and networks. More than 3,000 companies worldwide rely on Concord's eHealth(R) Suite, and its components, to optimize IT services to drive business success. Based in Marlboro, Massachusetts, USA, Concord maintains offices around the globe, and can be found on the web at www.concord.com.

    Concord Communications, Inc., the Concord logo, and eHealth(R) are trademarks of Concord Communications, Inc. All other trademarks are the property of their respective owners.

    Forward-looking statements made in this press release, including forward-looking statements regarding revenue and profit and loss expectations, market information and statements regarding our acquisitions and the expected benefits therefrom, are made pursuant to the safe harbor provisions Section 21E of the Securities Exchange Act of 1934. Readers are cautioned that all forward-looking statements involve risks and uncertainties, and actual results could differ materially from the forward-looking statements contained herein. Risks and uncertainties include, without limitation, continuation of the slower than expected economic recovery in certain of our markets; the failure to consummate the Aprisma acquisition; our customers' ability to obtain funding, specifically in light of the aforementioned economic climate, and the resulting potential delay or cancellation of pending customer purchases; risks of operating losses including the cost of development and sale of our products; the integration of acquired products and technologies; the ability to attract and retain key employees; issues that impact the use of our intellectual property; risks associated with our debt service obligations; market acceptance of, and demand for, our products; risks associated with competition, including competition in the business service management market and the network, system, and application fault and performance markets; risks associated with international sales, including foreign currency risks and longer payment cycles; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including but not limited to, the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements should be considered in light of all these factors. The information contained in this press release is applicable only today and should thereafter be considered historical and will no longer constitute the Company's current expectations. The Company undertakes no obligation to update information contained in this press release.

    Pro Forma Financial Results

    We prepare and release quarterly unaudited financial statements prepared in accordance with generally accepted accounting principles ("GAAP"). We also disclose and discuss certain pro forma financial information, used to evaluate our performance, in this and other earnings releases and investor conference calls. We believe that current shareholders and potential investors in our company use multiples of pro forma EPS in making investment decisions about our company. We use pro forma EPS to evaluate the results of our ongoing operations and to assist in historical comparisons. This measure, and other pro forma information, should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America such as net income and net cash provided by operations and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies. Our key non-GAAP measure is: pro forma EPS and is calculated by dividing pro forma net income by the diluted number of shares.

    Pro forma net income excludes certain non-cash and special charges, considered non-recurring, which consist primarily of non-cash and cash compensation expenses, in-process-research-and-development costs, acquisition related costs and amortization of intangible assets. In the quarter ending March 31, 2005, pro forma net income also excludes acquisition related expenses related to the acquisitions of Vitel (closed) and Aprisma (pending); and acquisition-related compensation charges stemming from Aprisma.

    This pro forma calculation also substitutes current period GAAP tax provisions with a pro forma tax rate of 28%.

    From a tax return perspective, and thus cash flow perspective, we do not believe Concord will pay significant state or federal income taxes for at least 2 years. We will continue incurring small foreign, federal minimum and state minimum tax payments. We will continue providing pro forma guidance and results at a 28% tax rate to normalize our results against historical reported results, and such pro forma guidance and results are provided for comparative purposes only.




                     CONCORD COMMUNICATIONS, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
           (In thousands, except per share and share data)

                          Three Months Ended     Twelve Months Ended
                        ----------------------------------------------
                         Dec. 31,    Dec. 31,   Dec. 31,    Dec. 31,
                           2004       2003        2004       2003
                        ----------------------------------------------
Revenues:
License revenues           $14,395     $14,520    $49,973     $54,267
Service revenues            14,346      13,250     56,215      49,796
                        ----------------------------------------------
Total revenues              28,741      27,770    106,188     104,063
                        ----------------------------------------------
Costs of Revenues:
Cost of license revenues       918       1,020      3,490       3,117
Cost of service revenues     4,526       3,954     17,267      16,127
                        ----------------------------------------------
Total cost of revenues       5,444       4,974     20,757      19,244
                        ----------------------------------------------
Gross profit                23,297      22,796     85,431      84,819
                        ----------------------------------------------
Operating Expenses:
Research and development     6,139       6,020     23,881      22,767
Sales and marketing         12,919      11,918     49,435      48,352
General and
 administrative              2,148       2,573     10,412       9,035
Stock-based compensation     3,298          12      3,298          60
Acquisition related
 charges                         -           -          -          40
    Acquired in-process
     research and
     development                 -           -        100         994
                        ----------------------------------------------
Total operating expenses    24,504      20,523     87,126      81,248
                        ----------------------------------------------
Operating (loss) income     (1,207)      2,273     (1,695)      3,571
                        ----------------------------------------------
Other Income:
Interest income              1,204         679      4,471       2,808
Interest expense              (820)       (225)    (3,283)       (244)
Other expense                   83          58       (139)       (480)
                        ----------------------------------------------
Total other income, net        467         512      1,049       2,084
                        ----------------------------------------------
(Loss) income before
 income taxes                 (740)      2,785       (646)      5,655
Benefit from income
 taxes                        (125)     (2,370)      (112)     (2,015)
                        ----------------------------------------------
Net (loss) income            $(615)     $5,155      $(534)     $7,670
                        ==============================================
Net (loss) income per common and
 potential common share:
Basic                       ($0.03)      $0.29     ($0.03)      $0.44
                        ==============================================
Diluted                     ($0.03)      $0.27     ($0.03)      $0.42
                        ==============================================
Weighted average common and
 potential common shares
 outstanding:
Basic                   18,397,560  18,000,086  18,280,294  17,533,509
                        ==============================================
Diluted                 18,397,560  19,080,522  18,280,294  18,207,541
                        ==============================================




                     CONCORD COMMUNICATIONS, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                   (In thousands, except share data)

                                                    Dec. 31, Dec. 31,
                                                      2004     2003
                                                    ------------------
ASSETS
Current Assets:
Cash and cash equivalents                            $15,816  $69,436
Marketable securities                                143,639   92,455
Restricted cash                                           66      194
Accounts receivable, net of allowance of $423 and
 $1,050 at December 31, 2004 and December 31, 2003,
 respectively                                         24,183   22,194
Deferred tax assets                                    1,763    4,638
Prepaid expenses and other current assets              8,170    4,851
                                                    ------------------
Total current assets                                 193,637  193,768
Equipment and improvements, net                        6,226    6,697
Goodwill                                               6,225    6,225
Other intangible assets, net                           2,191    3,004
Deferred tax assets                                   12,211    4,962
Unamortized debt issuance costs and other long-term
 assets                                                3,001    3,770
                                                    ------------------
Total assets                                        $223,491 $218,426
                                                    ==================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                      $6,334   $5,218
Accrued expenses                                      12,171   12,627
Deferred revenue                                      27,207   26,490
                                                    ------------------
Total current liabilities                             45,712   44,335
Convertible senior notes                              86,250   86,250
                                                    ------------------
Total liabilities                                    131,962  130,585
                                                    ------------------
Stockholders' Equity:
Common stock, $0.01 par value:
Authorized - 50,000,000 shares; Issued and
 outstanding - 18,449,964 and 18,121,211 shares at
 December 31, 2004 and December 31, 2003,
 respectively                                            184      181
Additional paid-in capital                           117,113  111,651
Accumulated other comprehensive  income                 (427)     816
Accumulated deficit                                  (25,341) (24,807)
                                                    ------------------
Total stockholders' equity                            91,529   87,841
                                                    ------------------
Total liability and stockholders' equity            $223,491 $218,426
                                                    ==================



                     CONCORD COMMUNICATIONS, INC.
     CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)

                                      Three Months     Twelve Months
                                           Ended            Ended
                                     ---------------- ----------------
                                   Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                                      2004    2003     2004    2003
                                     ---------------- ----------------
Cash Flows from Operating Activities:
Net income                             $(615) $5,155    $(534) $7,670
Adjustments to reconcile net  income to net
 cash  provided by operating activities:
Depreciation and amortization          1,173   1,257    4,528   5,223
Gain on disposal or sale of equipment
 and improvements                         (3)    (14)      (3)    (14)
Stock-based compensation               3,298      12    3,298      60
Amortization of debt issuance costs      170      59      793      59
Deferred income taxes                   (806) (2,624)    (767) (2,624)
Changes in assets and liabilities:
   Accounts receivable                (2,015) (2,393)  (1,989) (4,473)
   Prepaid expenses and other current
    assets                            (4,043) (2,559)  (3,322) (1,892)
   Other assets                          (13)     26       59     (56)
   Accounts payable                    3,787   2,121    1,116   1,591
   Accrued expenses                      161     743     (456)  2,292
   Deferred revenue                     (930)     52      718   2,551
                                     ---------------- ----------------
        Net cash  provided by
         operating activities            164   1,835    3,441  10,387
                                     ---------------- ----------------
Cash Flows from Investing Activities:
   Purchases of equipment and
    improvements                        (874)   (768)  (3,228) (3,203)
   Proceeds from sale of equipment
    and improvements                       3       -        3       -
   Purchases of marketable securities (8,466)(31,803) (86,716)(58,895) Proceeds from maturities and sale
    of marketable securities           4,463   6,319   33,485  27,860
   Deposit of restricted cash              -       -      (65)      -
   Release of restricted cash              -     195      194     645
   Additions for Capitilized Software    (99)      -      (99)      -
   Acquisition of business - net of
    cash acquired                          -     (13)       -  (4,981)
                                     ---------------- ----------------
       Net cash used for investing
        activities                    (4,973)(26,070) (56,426)(38,574)
                                     ---------------- ----------------
Cash Flows from Financing Activities:
   Procees from convertible senior
    notes                                  -  86,250        -  86,250
   Cash used to repurchase stock
    options                           (3,298)      -   (3,298)      -
   Debt issuance costs                     -  (3,519)       -  (3,519)
   Proceeds from issuance of common
    stock                                989   2,790    2,663   4,530
                                     ---------------- ----------------
     Net cash (used in)  provided by
      financing activities            (2,309) 85,521     (635) 87,261
                                     ---------------- ----------------
Net  (decrease)  increase  in cash
 and cash equivalents                 (7,118) 61,286  (53,620) 59,074
Cash and cash equivalents, beginning
 of period                            22,934   8,150   69,436  10,362
                                     ---------------- ----------------
Cash and cash equivalents, end of
 period                              $15,816 $69,436  $15,816 $69,436
                                     ================ ================
Supplemental Disclosure of Cash Flow
 Information:
   Cash paid for income taxes           $107    $161     $659    $513
Supplemental Disclosure of Noncash
 Investing Transactions:
   Retirements of fully depreciated
    equipment and improvements            $-  $4,615       $-  $4,615
   Unrealized loss on available-for-
    sale securities                    $(735)  $(966) $(2,048)$(1,592)
   Common Stock issued to acquire
    business                              $-  $4,968       $-  $4,968




                     CONCORD COMMUNICATIONS, INC.
      TABLE OF RECONCILIATION FROM GAAP TO PRO FORMA (Unaudited)
                   (In thousands, except share data)

                          Three Months Ended     Twelve Months Ended
                        ---------------------- -----------------------
                           Dec. 31,    Dec. 31,   Dec. 31,    Dec. 31,
                             2004       2003        2004        2003
                        ---------------------- -----------------------
Reconciliation of GAAP
 & Pro Forma Net
 Income:
Net (loss) income            $(615)    $5,155       $(534)     $7,670
Add:
Provision for income
 taxes                        (125)    (2,370)       (112)     (2,015)
From Cost of revenues
netViz technology
 amortization                  133        133         532         266

  From Operating
   expenses
Amortization expenses,
 relating to the netViz
 acquisition and equity-
 based compensation
 charges                        70         82         280         200
Acquired in-process
 research and
 development                     -          -         100         994
   net Viz acquistion
    relates expenses             -          -           -          40
Compensation expenses
 related to stock
 option tender offer         3,298          -       3,298           -
Change in allowance for
 bad debt                     (907)         -        (907)          -
                        ---------------------- -----------------------
Pro forma income before
 income taxes                1,854      3,000       2,657       7,155
                        ---------------------- -----------------------
Pro forma income taxes
 (Pro forma rate: 28%)         519        840         744       2,003
                        ---------------------- -----------------------
Pro forma net income        $1,335     $2,160      $1,913      $5,152
                        ====================== =======================
Pro forma net income
 per diluted share:          $0.07      $0.11       $0.10       $0.28
Diluted weighted average
 common and potential
 common shares
 outstanding            18,535,865 19,080,522  18,680,680 $18,207,541




Q1 2005 Guidance

   The table below reconciles Q1 2005 Pro-forma EPS guidance to GAAP EPS (unaudited):
                                                   -------------------
                                                      Guidance for
                                                     Quarter ending
                                                      March 31, 2005
                                                   -------------------


Estimated Pro-forma EPS guidance                      ($0.02) to $0.02
                                                   -------------------
Estimated:
Income taxes difference                                         $0.04
Transaction expenses related to the acquisitions    ($0.10) to ($0.15)
 of Vitel and Aprisma
Amortization of intangibles and acquisition-        ($0.02) to ($0.06)
 related compensation charges

                                                   -------------------
Estimated GAAP Loss Per Share                       ($0.10) to ($0.15)
                                                   ===================

    CONTACT: Concord Communications
             Ray Ruddy, 508-303-4350
             Investor Relations
             rruddy@concord.com
             or
             Eric Snow, 508-486-4508
             Public Relations
             esnow@concord.com